Exhibit 21

SUBSIDIARIES OF COHU, INC.

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
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Delta Design, Inc. (1)	Delaware
Cohu Foreign Sales Ltd	Barbados
Xcerra Corporation (4)	Massachusetts
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(1) Delta Design, Inc. owns the following subsidiaries:
Delta Design Singapore PTE LTD (2)	Singapore
Cohu S.A.	Costa Rica
Xcerra Corporation (Partial ownership 14.46%) (4)	Massachusetts
Rosenheim Automation Systems Corporation	California
Ismeca Semiconductor Holding SA (3)	Switzerland
(2) Delta Design Singapore PTE LTD owns the following subsidiaries:
Delta Design Philippines LLC (14)	Delaware
Delta Design Singapore PTE LTD, Taiwan Branch	Taiwan
(3) Ismeca Semiconductor Holding SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA (5)	Switzerland
Cohu Malaysia Sdn. Bhd.	Malaysia
Ismeca Semiconductor (Suzhou) Co Ltd	China
(4) Xcerra Corporation owns the following subsidiaries:
LTX-Credence France S.A.S.	France
LTX-Credence Italia S.r.l.	Italy
LTX Asia International, Inc.	Delaware
LTX-Credence Sdn BhD. (10)	Malaysia
Cohu Interface Solutions LLC (FKA: Everett Charles Technologies LLC) (9)	Delaware
Credence Capital Corporation	California
Xcerra International Inc. (12)	Delaware
Credence International Ltd. (13)	British Virgin Islands
LTX-Credence KK	Japan
Xcerra (Thailand) Company Limited	Thailand
Credence Systems (UK) Limited (15)	United Kingdom
Cohu Semiconductor Test GmbH (FKA: Delta Design Europe GmbH) (6)	Germany
(5) Ismeca Europe Semiconductor SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA, Korean Branch	South Korea
(6) Cohu Semiconductor Test GmbH owns the following subsidiaries:
Multitest GmbH (7)	Germany
(7) Multitest GmbH owns the following subsidiaries:
Cohu GmbH (FKA: Rasco GmbH) (8)	Germany
(8) Cohu GmbH owns the following subsidiaries:
Kita Manufacturing Co., LTD	Japan
(9) Cohu Interface Solutions LLC owns the following subsidiaries:
Everett Charles Tech, Inc. (FKA: Kita USA, Inc.)	Massachusetts
Equiptest Engineering Pte. Ltd.	Singapore
(10) LTX-Credence Sdn BhD. owns the following subsidiaries:
LTX Corporation Philippine Branch (11)	Philippines

(11) LTX Corporation Philippine Branch owns the following subsidiaries:
Multitest Electronic Systems (Philippines) Corporation	Philippines
(12) Xcerra International Inc. owns the following subsidiaries:
Credence Korea Co., Ltd.	South Korea
Xcerra International Inc., Taiwan Branch	Taiwan
(13) Credence International Ltd. owns the following subsidiaries:
Credence Malta Limited	Malta
LTX-Credence Singapore Pte Ltd.	Singapore
NPTest de Costa Rica SA.	Costa Rica
Cohu Semiconductor (Shenzhen) Co., Ltd (FKA: Everett Charles Technologies (Shenzhen) Co., Limited) (16)	China
(14) Delta Design Philippines LLC owns the following subsidiaries:
Delta Design Philippines LLC, Philippines Branch	Philippines
(15) Credence Systems (UK) Limited owns the following subsidiaries:
Credence Systems (UK) Limited, Belgium Branch	Belgium
(16) Cohu Semiconductor (Shenzhen) Co., Ltd owns the following subsidiaries:
Cohu Semiconductor (Shenzhen) Co., Ltd, Suzhou Branch Office	China
Cohu Semiconductor (Shenzhen) Co., Ltd, Shanghai Branch Office	China